UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 25, 2017
MIRAMAR LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191545	80-0884221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2790 Walsh Avenue
Santa Clara, California 95051

(Address of principal executive offices, including zip code)
(408) 579-8700

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

INTRODUCTORY NOTE

As previously disclosed, on June 11, 2017, Miramar Labs, Inc., a Delaware corporation (“Miramar Labs” or the “Company”), Sientra, Inc., a Delaware corporation (“Parent”), and Desert Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) entered into an Agreement and Plan of Merger, as amended on June 25, 2017 (the “Merger Agreement”).

Item 2.01	Completion of Acquisition or Disposition of Assets.
In accordance with the terms of the Merger Agreement, on June 26, 2017, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for a per share purchase price of (i) $0.3149 per share, in cash, without interest (the “Cash Portion”) and (ii) a contractual contingent value right (a “CVR”), pursuant to the Contingent Value Rights Agreement in the form attached as Annex II to the Merger Agreement (as it may be amended from time to time, the “CVR Agreement”), to receive one or more contingent payments upon the achievement of certain milestones as set forth in the CVR Agreement, without interest (the “CVR Portion”, and together with the Cash Portion, the “Offer Price”), subject to any applicable withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 26, 2017, and the related Letter of Transmittal.
The Offer expired at 8 a.m., Eastern Time on July 25, 2017. Parent and Purchaser were advised by Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”) that, as of the expiration date, 8,580,547 Shares had been validly tendered and not validly withdrawn, representing approximately 91.92% of the Shares outstanding at such time. The aggregate number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied, all Shares that were validly tendered and not validly withdrawn have been accepted for payment by Purchaser and the Offer has been completed.
On July 25, 2017, following the completion of the Offer and the acceptance by Purchaser of the Shares validly tendered and not withdrawn thereunder, the Purchaser held more than 90% of the number of Shares then outstanding, and the remaining conditions set forth in the Merger Agreement to the Merger were satisfied. Purchaser merged with and into the Company (the “Merger”), whereby the separate corporate existence of Purchaser ceased and the Company continued as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger was effected without the affirmative vote of the Company stockholders pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share not acquired in the Offer (other than Shares held by Miramar Labs (or held in Miramar Labs’ treasury), Parent, Purchaser, any of other wholly owned subsidiary of Parent, or any wholly owned subsidiary of Miramar Labs, or Shares with respect to which appraisal rights are properly exercised under the DGCL) was converted into the right to receive the Cash Portion and the CVR Portion (the “Merger Consideration”), subject to any applicable withholding.
Each stock option to purchase shares of the Company’s common stock that was outstanding and unexercised as of the Effective Time (the “Company Options”), whether or not vested, was cancelled, and with respect to those persons holding Company Options for which the per share Cash Portion was greater than the applicable per share exercise price (each an “In-the-money Option”), each such cancelled In-the-money Option was converted into the right to receive (i) cash in an amount equal to (A) the total number of shares subject to such Company Option immediately prior to the Effective Time (without regard to vesting) multiplied by (B) the excess, if any, of (x) the Cash Portion over (y) the exercise price payable per share under such Company Option, without interest, plus (ii) the right to receive the CVR Portion for each share subject to such In-the-money Option (without regard to vesting), which amount shall be paid in accordance with the CVR Agreement. No holder of a cancelled Company Option that was not an In-the-money Option is entitled to any payment with respect to such cancelled Company Option before or after the Effective Time.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 12, 2017, and Amendment No. 1 to the Merger Agreement a copy of which is filed as Exhibit (e)(2) to the Company’s Schedule 14D-9, filed with the SEC on June 26, 2017, which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 15, 2017, in connection with the anticipated consummation of the Merger, the Company informed the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Merger and requested that trading in its Shares be suspended and that the Common Stock be withdrawn from quotation on the OTCQB tier of the OTC Markets Group Inc. Upon the consummation of the Merger and the final approval by FINRA, the Shares will no longer be traded on the OTCQB, and price quotations with respect to the Shares in the public market will no longer be available. The Company intends to file with the SEC, a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would terminate and suspend its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth in Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
The information set forth in Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.
As a result of the completion of the Offer, a change of control of the Company has occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, and each of Robert Michael Kleine, Mark E. Deem, Hanson S. Gifford III, Maxim Gorbachev, Henry A. Plain, Jr., Stacey D. Seltzer, Brian H. Dovey and Patrick F. Williams ceased to serve as directors of the Company. At the Effective Time, the officers of Purchaser immediately prior to the Effective Time became the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed. Information regarding the new directors and executive officers has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, filed by the Purchaser on June 26, 2017. Charles Huiner will serve as the President and Chief Executive Officer of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
At the Effective Time, subject to the terms of the Merger Agreement, (i) the Company’s certificate of incorporation was amended and restated in its entirety to read identically to the certificate of incorporation provided as Exhibit B to the Merger Agreement (the “Amended Charter”) and (ii) the Company’s bylaws were amended and restated in their entirety to be identical to the bylaws of Purchaser as in effect immediately prior to the Effective Time (the “Amended Bylaws”); provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation was amended so that the name of the Surviving Corporation shall be “Miramar Labs, Inc.”
The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Miramar Labs, Inc.

3.2	Third Amended and Restated Bylaws of Miramar Labs, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAMAR LABS, INC.

Date: July 25, 2017	By:	/s/ R. Michael Kleine
Name: R. Michael Kleine
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Miramar Labs, Inc.

3.2	Third Amended and Restated Bylaws of Miramar Labs, Inc.